Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement (the “Amendment”) is entered into as of December 31, 2022, by and between Apartment Income REIT, L.P. (f/k/a AIMCO Properties, L.P.), a Delaware limited Partnership (the “Partnership”), and Terry Considine (the “Executive”) pursuant to their mutual goals to be the best-in-class, most efficient, and most shareholder friendly way to invest in multi-family properties.

RECITALS

WHEREAS, the Executive and the Partnership desire to amend the Employment Agreement, by and between Executive and the Partnership, dated as of December 29, 2017, as amended on October 29, 2021 (collectively, the “Employment Agreement”), as provided for herein;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement; and

NOW, THEREFORE, in consideration and exchange for the foregoing, the parties hereto hereby amend the Employment Agreement as follows, effective as of the date first written above:

1.
Section 1.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“1.1 Term of Employment. The Executive’s term of employment under this Agreement shall continue until December 31, 2023, unless further extended or earlier terminated as provided in this Agreement. The period of time between the Effective Date and the termination of the Executive’s employment under this Agreement shall be referred to herein as the “Employment Term.”

2.
Section 2.5 of the Employment Agreement, is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing in this Section 2 or otherwise in this Agreement, with respect to compensation that pursuant to this Agreement would otherwise be earned by Executive and owed by Company with respect to any fiscal year of the Company, the Executive and the Company agree that such compensation shall be reduced to assist the Company in meeting its goal that General and Administrative expenses not exceed .15% of the Company’s Gross Asset Value for such fiscal year, as defined and determined by the Board and the Executive.”

3.
Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.

if 1= 3 "688379.04-PALSR01A - MSW"

Exhibit 10.1

4.
This Amendment may be executed in any number of counterparts, each of which shall be considered an original instrument, but all such counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first above written.

Apartment Income REIT, L.P.
By: AIR-GP, Inc., its general partner

By:	/s/ Lisa R. Cohn
Name:	Lisa R. Cohn
Title:	President and General Counsel

/s/ Mr. Terry Considine
Mr. Terry Considine

if 2= 3 "688379.04-PALSR01A - MSW"